Exhibit 10.4

LOAN CONVERSION AGREEMENT

This LOAN CONVERSION AGREEMENT (this “Agreement”) is made and entered as of May 19, 2023 (the “Effective Date”), by and between Rubicon Technologies, Inc., a Delaware corporation (the “Company”) and CHPAF Holdings SAPI de CV (the “Lender”), with reference to the following facts:

*W I T N E S S E T H *

WHEREAS, the Company executed and delivered to Lender, as lender and holder, that certain Unsecured Promissory Note, dated as of February 2, 2023 (the “Loan Agreement”).

WHEREAS, as of the Effective Date, the Lender has loaned monies to the Company and the Company is indebted to Lender in an amount exceeding $3,000,000.00 (the “Loan”).

WHEREAS, the Loan Agreement, provided, among other things, for (i) a loan in the principal amount of $3,000,000.00, (ii) interest rate of 16.0%, and (iii) a maturity date of July 1, 2024.

WHEREAS, The parties to this Agreement and the Loan Agreement have agreed to and desire to effect the conversion of the outstanding unpaid principal amount of the Loan and accrued interest up to an aggregate amount of principal and interest of $[ ] into shares of Class A common stock of the Company, par value $0.0001 per share (the “Common Stock”) in full and complete satisfaction of all obligations of the Company under the Loan Agreement and to terminate the Loan Agreement (the “Conversion”) as more particularly set forth herein.

WHEREAS, Lender agrees and desires to cancel all of the Loan in exchange for the issuance of the Shares (as defined below) of the Company as further set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and conditions set forth herein, and payment of other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

LOAN CONVERSION AND ISSUANCE OF SECURITIES

1.01. Loan. The parties do hereby acknowledge that as of the date hereof the Loan is due and outstanding in favor of Lender.

1.02. Conversion of Loan Amounts. The parties hereby agree (i) to a full and final discharge of the Loan, and (ii) that the unpaid principal of $3,000,000.00 and accrued interest in the amount of $[ ] owing under the Loan Agreement shall hereby be converted into shares of Common Stock (the “Shares”) as calculated on the Conversion Date at the Conversion Price, pursuant to the terms of Section 1.03.

1.03. Conversion Price. The Conversion Price used to calculate the aggregate number of Shares required for the full and final discharge of the Loan shall be based on a price per share (the “Conversion Price”) equal to the arithmetic average of the Daily VWAP (as defined below) for the five VWAP Trading Days immediately preceding the Conversion Date. “Daily VWAP” shall mean for any VWAP Trading Day, the per share volume-weighted average price of the Company Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RUBICON <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one Company Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Representative). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session. “VWAP Trading Day” shall mean a day on which trading in the Company Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Company Common Stock is then listed or, if the Company Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Company Common Stock are then traded.

1.04. Conversion Date. The Shares shall be issued to the Lender in full and final satisfaction of the Loan on such date after May 22, 2023, as mutually agreed on by the parties (the “Conversion Date”).

1.05. Lender Waiver. As of the Effective Date, Lender shall be deemed the owner of the Shares of the Company set forth above. Lender hereby forever waives and discharges any and all claims, demands and actions with respect to the amounts of the Loan set forth above, including accrued and unpaid interest thereon.

1.06. Delivery of the Shares. Within thirty (30) business days from the date of this Agreement, the Company shall cause the Shares to be issued to Lender.

ARTICLE II

REPRESENTATIONS AN WARRANTIES OF COMPANY

As of the date hereof, the Company hereby represents and warrants to Lender as follows:

(i) Good Standing. The Company is duly organized, validly existing and in good standing under the laws of the state where it is incorporated and in other jurisdictions where it conducts business.

(ii) Corporate Authority. The Company has full corporate power and authority to execute and deliver this Agreement and the shares of Common Stock. Each of these forgoing instruments have been (or will be when issued) duly authorized, executed and delivered on behalf of the Company and constitutes valid and binding agreements of the Company, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (b) as limited by equitable principles generally. The consummation of the transactions contemplated herein and the fulfillment of the terms herein will not result in a breach of any of the terms or provisions of the Company’s Certificate of Incorporation or by-laws.

ARTICLE III

REPRESENTATIONS AND WARRANTIES AND

ACKNOWLEDGMENTS BY LENDER

3.01. As of the date hereof, Lender hereby represents and warrants to the Company as follows:

(i) Shares Purchase for Own Account. The Shares are being acquired for the Lender’s own account and not as nominee for any other party, for investment purposes and not with a view to any resale or distribution thereof. Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. Lender further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

(ii) Diligence; Corporate Information. Lender has received all information which Lender considers necessary or appropriate for deciding to make an investment in the Company as contemplated herein. In determining whether to make an investment in the Shares and Company, Lender has relied solely on Lender’s own knowledge and understanding of Company and its business, management, operations, proposed products and services, financial affairs and prospects based upon Lender’s own due diligence investigations and the information furnished pursuant to this Agreement. Lender understands that no individual or person has been authorized to give any information or to make any representations that were not furnished pursuant to this Agreement and Lender has not relied on any other representations or information.

(iii) Accredited Investor. It is an “accredited investor” as defined under Regulation D promulgated under the Act (as defined below).

(iv) Economic Loss and Sophistication. Lender is able to bear the economic risks of this investment, and consequently, without limiting the generality of the foregoing, Lender is able to hold the Shares for an indefinite period of time and has a sufficient net worth to sustain a loss of all or a portion of its investment in the Shares in the event such loss should occur. Purchaser is a sophisticated investor and has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment.

(v) Non-Contravention. Lender’s compliance with its obligations hereunder will not violate, conflict with or constitute a breach of any agreement, arrangement, commitment or understanding to which Lender is a party or by which it is bound.

(vi) Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing on the part of Lender with any federal, state or local governmental authority or any other person or entity is required in connection with the consummation of the transactions contemplated by this Agreement.

3.02. Acknowledgments. Lender acknowledges and understands that:

(i) The Shares are being acquired in a transaction, which is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), and that it understands that such securities are illiquid, may be required to be held indefinitely, unless registration is available, including Rule 144 under the Act, and that they must, accordingly, bear the economic risk of its investment for an indefinite period of time,

(ii) The investment contemplated hereby is speculative and involves a high degree of risk,

(iii) There are substantial restrictions on the transferability of the Shares; the undersigned may not be able to avail itself of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Act with respect to the resale of an investment in the Shares; and, accordingly, Lender may have to hold such investment indefinitely and that it may not be possible for him to liquidate his investment in the Shares,

(iv) The respective certificates or instrument evidencing the Shares will bear the following restrictive legend, and

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND WERE OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION REQUIREMENTS THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.”

ARTICLE IV

ENTIRE AGREEMENT, MODIFICATION, WAIVER AND HEADINGS

4.01. Entire Agreement; Modification. This Agreement, including the exhibits and schedules, constitute the entire agreement between the parties hereto pertaining to the subject matter herein and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions among the parties, written or otherwise. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

4.02. Class A Units. Pursuant to the terms of the Eighth Amended and Restated Limited Liability Company Agreement of Rubicon Technologies Holdings, LLC (“Holdings LLC”), dated as of August 15, 2022, by and among Rubicon Technologies, Inc. and the other parties thereto, in connection with the Conversion and the subsequent issuance of the Shares, the Company shall issue Class A units to Holdings LLC on a 1:1 ratio to the Shares.

4.02. Headings. Section captions or headings are included herein for convenience purposes only and are not to be construed as an accurate description of the contents therein.

4.03. Incorporation by Reference. The recitals, exhibits, schedules and documents referred to in this Agreement are incorporated herein for all purposes.

4.04. Multiple Counterpart Execution; Governing Law. This Agreement may be executed in multiple counterparts, which each counterpart constituting a binding agreement between the signatory parties, and with all such counterparts constituting an integrated document. This Agreement shall be construed and governed by the laws of the State of Delaware. In lieu of the original, a facsimile or PDF electronic transmission or copy of the original shall be as effective and enforceable as the original.

4.05. Survival of Representations and Warranties. All representations, warranties, and covenants made by the parties herein shall survive the execution of this Agreement and shall be forever enforceable.

4.06. Severability. If any provision of this Agreement is invalid, illegal or enforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

Company
Rubicon Technologies, Inc.

/s/ Kevin Schubert
Kevin Schubert
Chief Financial Officer

Lender
CHPAF Holdings SAPI de CV

/s/ Jose Miguel Enrich
Jose Miguel Enrich
Director

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